Exhibit 10.8

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) has been executed, and is effective as of the Closing Date, by Dr. Ryan Saadi, Chief Executive Officer of the Company and stockholder of the Company (defined below) (the “Subject Party”), in favor of and for the benefit of Semper Paratus Acquisition Corporation, a Cayman Islands exempted company (including any successor entity thereto, the “Purchaser”), and each of the Purchaser’s Affiliates, successors, and direct and indirect Subsidiaries (collectively with the Purchaser, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (defined below).

WHEREAS, on June 28, 2023, (i) the Purchaser; (ii) Semper Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Purchaser (“Merger Sub”); (iii) SSVK Associates, LLC, a Delaware limited liability company (the “Purchaser Representative”); (iv) Dr. Ryan Saadi (the “Seller Representative”); and (v) Tevogen Bio Inc, a Delaware corporation (the “Company”) entered into that certain Merger Agreement (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which the parties thereto intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of the Purchaser (the “Merger”);

WHEREAS, the Company is a clinical-stage specialty immunotherapy company that harnesses CD8+ CTLs to develop off-the-shelf therapies for the treatment of infectious diseases, cancers, and neurological disorders with the aim of addressing unmet needs of large patient populations (the “Business”);

WHEREAS, in connection with, and as a condition to the consummation of the Merger and the other transactions contemplated thereby (the “Transactions”), and to enable the Purchaser to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company, the Purchaser has required that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce the Purchaser to consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party, as a former stockholder of the Company, has contributed to the value of the Company and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company.

NOW, THEREFORE, in order to induce the Purchaser to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subject Party hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. The Subject Party hereby agrees that during the period from the Closing until the five (5) year anniversary of the Closing Date (the “Termination Date,” and such period from the Closing until the Termination Date, the “Restricted Period”), the Subject Party will not, and will cause its Affiliates not to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), (i) anywhere in the United States and (ii) in any other jurisdictions in which the Company is engaged, or is actively contemplating to become engaged, in the Business as of the Closing Date (clauses (i) and (ii), collectively, the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance, or control, or participate in the ownership, management, financing, or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor, or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, the Subject Party and its Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Subject Party and its Affiliates or any immediate family member of the Subject Party are not involved in the management or control of such Competitor (“Permitted Ownership”).

(b) Acknowledgment. The Subject Party acknowledges and agrees, that (i) the Subject Party possesses knowledge of confidential information of the Company and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to the Purchaser to consummate the Transactions and to realize the goodwill of the Company, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit, and that the Purchaser would not have entered into the Merger Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement, (iii) it would substantially impair the goodwill of the Company and materially reduce the value of the assets of the Company and cause serious and irreparable injury if the Subject Party were to use its ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and its Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete, and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope, and duration, (viii) the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2. No Solicitation.

(a) No Solicitation of Employees and Consultants. The Subject Party agrees that, during the Restricted Period, the Subject Party will not, and will not permit its Affiliates to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant, or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage, or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant, or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Party and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from the Subject Party or any of its Affiliates by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or any of its Affiliates (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant, or independent contractor of the Covered Parties, as of the Closing Date, at any time during the Restricted Period, or as of the relevant time of determination.

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(b) Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party and its Affiliates will not, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), knowingly and for a purpose competitive with a Covered Party as it related to the Business as of the Closing Date: (i) solicit, induce, encourage, or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent, or other service provider of a Covered Party at the time of such interference or disruption. For purposes of this Agreement, a “Covered Customer” shall mean (x) any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or has taken specific action to make a proposal) of a Covered Party, as of the Closing Date, at any time during the Restricted Period, or as of the relevant time of determination.

3. Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

4. Remedies. The covenants and undertakings contained in this Agreement relate to matters which are of a special, unique, and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. In the event of any breach or threatened breach of any covenant or obligation contained in this Agreement, the adversely affected party or parties will be entitled to seek the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Ancillary Documents that may be available, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order, or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of posting bond or security, which each party expressly waives; and (ii) recovery of attorneys’ fees and costs incurred in enforcing the party’s rights under this Agreement. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

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5. Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time periods during which the covenants contained in this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections.

6. Miscellaneous.

(a) Notices. All notices, consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser after the Closing, to: Tevogen Bio Holdings Inc. 15 Independence Boulevard, Suite #410 Warren, New Jersey 07059 Email: Ryan.Saadi@Tevogen.com

with copies to (which shall not constitute notice):

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

Attn: William Intner and Richard Aftanas

Telephone No.: (410) 659-2778; (212) 918-3267
Email: William.Intner@hoganlovells.com; Richard.Aftanas@hoganlovells.com

If to the Subject Party, to: the address set forth below the Subject Party’s name on the signature page to this Agreement

(b) Integration and Non-Exclusivity. This Agreement, the Merger Agreement, and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights, remedies, obligations, and liabilities of the parties under this Agreement are in addition to their respective rights, remedies, obligations, and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party or its Affiliates and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights, or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between the Subject Party or its Affiliates and any of the Covered Parties limit or otherwise affect any right or remedy under this Agreement. If any covenant set forth in any other agreement between the Subject Party or its Affiliates and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party or its Affiliate, as applicable.

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(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal, or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal, and enforceable to the fullest possible extent, (ii) the invalidity, illegality, or unenforceability of such provision will not affect the validity, legality, or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality, or unenforceability of such provision will not affect the validity, legality, or enforceability of the remainder of such provision or the validity, legality, or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal, or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal, and enforceable, the intent and purpose of such invalid, illegal, or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered, or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party, the Purchaser, and a majority of the disinterested independent directors of the Purchaser’s board of directors (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, by a majority of the disinterested independent directors of the Purchaser’s board of directors) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition, or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6(a). Nothing in this Section 6(e) shall affect the right of any party to serve legal process in any other manner permitted by Law.

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(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(f). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6(f) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(g) Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon, and will inure to the benefit of the parties, and their respective successors and assigns. No Covered Party may assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person without first obtaining the consent or approval of the Subject Party (which consent shall not be unreasonably withheld, conditioned or delayed). The Subject Party agrees that the obligations of the Subject Party under this Agreement are specific to each of them and will not be assigned by the Subject Party.

(h) Disinterested Director Majority Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that the majority of the disinterested independent directors of the Purchaser’s board of directors is authorized and shall have the sole right to act on behalf of Purchaser and the other Covered Parties under this Agreement, including the right to enforce the Purchaser’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that the Subject Party or Affiliate thereof serves as a director, officer, employee, or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(i) Construction. The Subject Party acknowledges that the Subject Party has been represented by counsel, or had the opportunity to be represented by counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified, or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(j) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned, and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(k) Effectiveness. This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Pages Follows]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

The Subject Party:

Dr. Ryan Saadi

By:	/s/ Ryan Saadi
Name:	Ryan Saadi
Title:	Chief Executive Officer

[Signature Page to the Non-Competition Agreement]

Acknowledged and accepted as of the date first written above:

The Purchaser:

SEMPER PARATUS ACQUISITION CORPORATION

By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Chief Executive Officer

[Signature Page to the Non-Competition Agreement]